Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-03787, 333-03789, 333-42494, 333-64961, 333-69720, 333-96161, 333-100702, 333-101160, 333-110140, 333-121720, 333-125714, 333-184885, 333-188744, 333-209752, 333-211546, 333-219081, 333-228629 and 333-233049 on Form S-8 of our report dated June 21, 2022, appearing in this Annual Report on Form 11-K of the Southwestern Energy Company 401(k) Savings Plan for the year ended December 31, 2021.

/s/ Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.
Houston, Texas
June 21, 2022